UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of stockholders on October 16, 2014. Out of 179,226,424 shares of our common stock (as of the record date of August 22, 2014) entitled to vote at the Annual Meeting, there were 136,540,499 shares present in person or represented by proxy, representing 76% of the total outstanding shares of our common stock entitled to vote. At the Annual Meeting, the Company’s stockholders voted on each of the following three proposals. The final voting results of each proposal are set forth below.

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the four nominees named below to serve on the Company’s Board of Directors until the Company’s 2015 Annual Meeting of stockholders. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	28,498,108	10,384,199	97,658,192
Steven W. King	33,254,464	5,627,843	97,658,192
David H. Pohl	28,807,761	10,074,546	97,658,192
Eric S. Swartz	29,030,890	9,851,417	97,658,192

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015. The votes were as follows:

Votes For	Votes Against	Abstain
123,302,558	5,500,387	7,737,554

Proposal No. 3: To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2014 Annual Meeting of stockholders. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,996,204	13,080,861	1,805,242	97,658,192

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 16, 2014	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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